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EXHIBIT 4.10

                          REGISTRATION RIGHTS AGREEMENT

                             DATED DECEMBER 1, 1996

                                 BY AND BETWEEN

                            ELECTRONIC DESIGNS, INC.

                                       AND

                               CAMERON ASSOCIATES

         REGISTRATION RIGHTS AGREEMENT, dated as of December 1, 1996, by and between ELECTRONIC DESIGNS, INC., a Delaware corporation (the "Company"), and CAMERON ASSOCIATES.

         WHEREAS, as consideration for Cameron Associates agreeing to provide its professional services to advise and direct the Company's Investor Relations program, and to provide Cameron Associates with appropriate incentives in the performance of its services, pursuant to that certain Warrant to Purchase Shares of Common Stock, dated December 1, 1996, by and between the Company and Cameron Associates, the Company issued a warrant to purchase up to Forty-Five Thousand (45,000) shares of common stock, $.01 par value per share, of the Company (the "Common Stock") exercisable at $3.875 per share, subject to certain vesting conditions and expiring in three years (the "Warrant").

         WHEREAS, the Company and Cameron Associates deem it to be in their respective best interests to set forth the rights of Cameron Associates in connection with public offerings and sales of the Common Stock.

         Accordingly, the Company and Cameron Associates agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "OTHER SHARES" means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

         "PRIMARY SHARES" means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

         "REGISTRABLE SHARES" means at any time the shares of Common Stock held by Cameron Associates which constitute Restricted Shares.

         "RESTRICTED SHARES" means at any time the Common Stock of the Company issued upon exercise of the Warrant and any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the aforementioned Common Stock, which are held by Cameron Associates and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or are able to be sold under Rule 144(k).

         "RULE 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto.

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         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "TRANSFER" means any disposition of any Restricted Shares or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act, other than any such disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

         SECTION 2. PIGGYBACK REGISTRATION. If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to Cameron Associates of its intention to register the Primary Shares or Other Shares at least 20 business days prior to the anticipated filing date of the registration statement relating thereto. Upon the written request, given within 10 business days after delivery of any such notice by the Company, of Cameron Associates to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that:

                  (a) if any managing underwriter for the public offering contemplated by such registration advises the Company in writing that, in such firm's good faith opinion, the inclusion of any or all Registrable Shares or Other Shares proposed to be included in such registration would adversely affect the offering and sale (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                           (i)        first, the Primary Shares;

                           (ii)       second, the Other Shares; and

                           (iii)      third, the Registrable Shares.

                  (b) if at any time after giving written notice of its intention to register any Primary Shares or Other Shares and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Cameron Associates and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Shares requested to be included in such registration for the same period as the delay in registering such other securities.

         SECTION 3. PREPARATION AND FILING. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall, as expeditiously as practicable:

                  (a) use commercially reasonable efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of ninety (90) days or until all of such Registrable Shares have been disposed of (if earlier);

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                  (b) furnish to Cameron Associates such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Cameron Associates may reasonably request in order to facilitate the disposition of the Registrable Shares;

                  (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of ninety (90) days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                  (d) use reasonable commercial efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement registering such Registrable Shares; provided, however, that the Company will not be required to register or qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (d);

         SECTION 4. EXPENSES. All expenses incurred by the Company in complying with Section 3, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants shall be paid by the Company; provided, however:

                  (a) All underwriting discounts and selling commissions and all stock transfer taxes applicable to the Registrable Shares shall be borne by Cameron Associates; and

                  (b) If any such cost is attributable solely to Cameron Associates and does not constitute a normal cost or expense of such registration, such cost or expense shall be borne by Cameron Associates.

         SECTION 5.  INDEMNIFICATION.

                  (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless Cameron Associates, each underwriter, broker or any other person acting on behalf of Cameron Associates and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or

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qualification under such state securities or blue sky laws; and shall reimburse
Cameron Associates, such underwriter, such broker or such other person acting on behalf of Cameron Associates and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of Cameron Associates or underwriter specifically for use in the preparation thereof and provided, further, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Shares as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                  (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, Cameron Associates shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the Company and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if (other than with respect to Cameron Associates' indemnification of an underwriter) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by or on behalf of such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by Cameron Associates from the sale of Registrable Shares effected pursuant to such registration; and provided, further, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Shares as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other

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indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

                  (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         SECTION 6. STANDBACK. Cameron Associates hereby agrees that it shall not sell or otherwise transfer or dispose of any Registrable Shares or any other securities of the Company for the period of time specified by an underwriter of securities of the Company (other than to donees who agree to be similarly bound) not to exceed one hundred eighty (180) days after the effective date of any future registration statement filed by the Company in connection with any underwritten public offering of the Company's Common Stock. In order to enforce the foregoing covenant, the Company may impose legends and stock transfer instructions with respect to the Registrable Securities held by Cameron Associates.

         SECTION 7. INFORMATION BY CAMERON ASSOCIATES. Cameron Associates shall furnish to the Company such written information regarding Cameron Associates and the distribution proposed by Cameron Associates as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         SECTION 8. TERMINATION. This Agreement shall terminate and be of no further force or effect at the earlier of (i) that time when Cameron Associates ceases to hold the Warrant or any Registrable Shares, or (ii) December 1, 2001.

         SECTION 9. SUCCESSORS. This Agreement shall bind and inure to the benefit of the Company and Cameron Associates and, to the extent that either

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party undergoes a merger, consolidation or change in business form, their respective successors.

         SECTION 10. ASSIGNMENT. The rights granted under this Agreement are unique to the Company and Cameron Associates and are neither assignable nor transferable under any circumstances or at any time.

         SECTION 11. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

         SECTION 12. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if sent by nationally recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         if to the Company:

         Electronic Designs, Inc.
         One Research Drive
         Westborough, MA 01581
         Telephone:  (508) 366-5151
         Attention: Mr. Frank D. Edwards

         with a copy to:

         Goodwin, Procter & Hoar  LLP
         Exchange Place
         Boston, MA  02109
         Telephone:  (617) 570-1000
         Attention: Thomas P. Storer, P.C.;

         if to Cameron Associates:

         Cameron Associates
         424 Madison Avenue, Fifth Floor
         New York, NY 10017
         Telephone: (212) 644-9560
         Attention: Mr. Rodney O'Connor

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally recognized overnight courier, on the next business day after the date when sent, and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         SECTION 13. MODIFICATIONS; AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may only be modified or amended by an instrument signed by the Company and Cameron Associates.

         SECTION 14. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference purposes only and shall not be deemed to be a part of this Agreement.

         SECTION 15. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement

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would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles governing conflicts of laws.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement on the date first above written.

                                    THE COMPANY:

                                    ELECTRONIC DESIGNS, INC.


                                    By:________________________________________
                                           Name (Print):
                                           Title:







                                    CAMERON ASSOCIATES


                                    By:________________________________________
                                           Name (Print):
                                           Title:

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